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                                                                      Exhibit 11

                        Transworld Home HealthCare, Inc.
                 Statement Re Computation of Earnings Per Share
                      (In thousands, except per share data)

                                                                          Primary Computation
                                                                          For the Three Months
                                                                            Ended January 31,
                                                                          ---------------------
                                                                           1996          1995
                                                                          -------       -------
Net income                                                                $ 1,123       $   821

Add: Interest on long-term debt, net of tax effect, after
    application of treasury stock method                                                     43
                                                                          -------       -------
                                                                          $ 1,123       $   864
                                                                          =======       =======
Net income, as adjusted

Weighted average number of shares outstanding                               9,994         5,074

Weighted average number of shares
  contingently issuable per acquisition agreements                            210           576

Incremental shares, after application of treasury
    stock method, of stock options and warrants                               879         1,221
                                                                          -------       -------
Shares used in calculation of net income per common share                  11,083         6,871
                                                                          =======       =======
Primary net income per share                                              $   .10       $   .13
                                                                          =======       =======

                                                                         Fully Diluted Computation
                                                                          For the Three Months
                                                                            Ended January 31,
                                                                          ---------------------
                                                                           1996          1995
                                                                          -------       -------
Net income                                                                $ 1,123       $   821

Add: Interest on long-term debt, net of tax effect, after
    application of treasury stock method                                                     43
                                                                          -------       -------
                                                                          $ 1,123       $   864
Net income, as adjusted
                                                                          =======       =======
Weighted average number of shares outstanding                               9,994         5,074

Weighted average number of shares
  contingently issuable per acquisition agreements                            210           576

Incremental shares, after application of treasury
    stock method, of stock options and warrants                               881         1,221
                                                                          -------       -------
Shares used in calculation of fully diluted income per common share        11,085         6,871
                                                                          =======       =======

Fully diluted net income per share                                       $   .10       $   .13
                                                                          =======       =======


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